Exhibit 99.1

                  DRI Corporation Announces Plans to
                Incorporate Digital Recorders Division

    North Carolina Business Unit to Be Officially Known as Digital
                            Recorders, Inc.


    DALLAS--(BUSINESS WIRE)--August 2, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that it is in the process of incorporating its Digital Recorders (DR) business unit in Durham, N.C., to become a wholly owned subsidiary of DRI.

    The DR business unit, established in 1983, will be officially known as Digital Recorders, Inc. Managed by Vice President and General Manager Tanya L. Johnson, a transit industry veteran with more than 15 years' experience, the DR business unit develops and manufactures intelligent transportation products for the transit industry. Its products include: computer-aided dispatch/automatic vehicle location systems; automatic vehicle monitoring systems; Talking Bus(R) automatic voice announcement systems; VacTell(TM) video actionable intelligence systems; and more.

    "We determined - and our shareholders recently agreed - that our previous parent Company name of Digital Recorders, Inc. had technology-specific implications that no longer reflected the full breadth of our overall business. As the parent Company grows into other technology areas, its simplified identification as the technology-neutral 'DRI' will be more appropriate. With the official incorporation of the DR business unit, wherein technology-specific implications are prevalent, the ability to use the valuable brand name of Digital Recorders, Inc., will be beneficial," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    According to Mr. Turney, the DR business unit's engineered systems are a key area of focus for future growth opportunities for the Company. "This is especially true, in our opinion, in context of security-related products and technology. With recent actions in Congress to authorize federal funding at record-high levels to improve U.S. surface mass transit security, that area may represent a growth opportunity of even greater dimensions. Bearing that in mind, it is especially prudent for us to better organize our business by incorporating the related business unit."

    For more information about the DR business unit, go to www.digitalrecorders.com.

    CORPORATE STRUCTURE

    DRI's U.S. operations include TwinVision na, Inc. and the DR business unit, both located in Durham, N.C. The Company's international operations include: Mobitec AB in Herrljunga, Sweden; Mobitec GmbH in Ettlingen, Germany; Mobitec Australia Pty Ltd in Peakhurst NSW, Australia; Mobitec Brazil Ltda, a 50-percent owned joint venture in Caxias do Sul, Brazil; and Cast Master Mobitec India Private Limited, a 51-percent owned joint venture in New Delhi, India.

    On April 30, 2007, the Company announced that it had sold its Digital Audio Corporation subsidiary to Dolphin Direct Equity
Partners, L.P., a private investment firm and an affiliate of Dolphin Offshore Partners, L.P.

    CORPORATE OFFICERS

    The Company's corporate officers are:

    --  David L. Turney, Chairman, President and Chief Executive
        Officer;

    --  Stephen P. Slay, Vice President, Chief Financial Officer,
        Corporate Secretary and Treasurer;

    --  Lawrence A. Hagemann, Vice President, Chief Technology
        Officer, and Assistant Corporate Secretary;

    -- Rob R. Taylor, Vice President, Chief Operating Officer, North Carolina Operations;

    --  William F. Fay Jr., Vice President and General Manager,
        TwinVision na, Inc.;

    -- Tanya L. Johnson, Vice President and General Manager, DR business unit; and

    --  Veronica B. Marks, Manager, Corporate Communications and
        Assistant Corporate Secretary.

    Visit the Company's Web site, www.digrec.com, for complete officer biographies.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations, is a forward-looking statement, including, without limitation, comments pertaining to the potential marketing and branding benefits of the DRI Corporation and its DR business unit's pending legal name of Digital Recorders, Inc., statements relating to the growth opportunities for the Company related to the DR business unit's engineered systems and the growth potential that may result from increased funding available for mass transit security related products and technologies, as well as statements which include words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc. These forward looking statements are subject to risks and uncertainties, including, the risk that we may not realize the anticipated marketing and branding benefits with our newly designated corporate names, that we may not achieve growth as a result of our engineered systems, risks that increased funding for public transit may not be allocated in significant amounts of transit security related products or if so that we may not benefit from such increased funding and/or spending, as well as those risks identified in our Annual Report on Form 10-K filed March 28, 2007 under the heading "Risk Factors Affecting Our Business," as supplemented and updated by our subsequent quarterly filings on Form 10-Q. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com